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                                                                    EXHIBIT 10.7

                       AMENDMENT TO LEASE AND ASSIGNMENT

         THIS AMENDMENT TO LEASE AND ASSIGNMENT ("Agreement") is made and entered into as of the 1st day of October, 1990, by and among NOBLE HOUSE OF DIXON, INC. (formerly Dixon CareCentre, Inc.) a Missouri corporation (hereinafter "Landlord"), DIXON OAKS HEALTH CENTER, INC., a Missouri corporation (hereinafter "Assignor") and DIXON MANAGEMENT, INC., a Missouri corporation (hereinafter "Assignee").

         WHEREAS, Landlord and Assignor entered into a lease dated the 25th day of January, 1990, respecting the real estate described in Exhibit A attached hereto and incorporated herein by this reference (the "Original Lease"); and

         WHEREAS, Assignor is desirous of assigning all of its right, title and interest in and to the Original Lease, as amended by this Agreement (the "Lease") to Assignee; and

         WHEREAS, Assignee is desirous of assuming all of the right, title and interest in and to the Lease held by Assignee; and

         WHEREAS, Landlord is willing to consent to such assignment and to release Assignor from its obligations under the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. Paragraph 48 of the Original Lease is deleted in its entirety and in its place is substituted the following:

                  "Tenant shall have the right of first refusal with respect to the leased premises as set forth in this Paragraph. If at any time during the term of this Lease, Landlord receives a bona fide offer from a third person for the purchase of the leased premises, which offer Landlord desires to accept, Landlord shall promptly deliver to Tenant a copy of such offer, and Tenant may, within thirty (30) days thereafter, elect to purchase the leased premises on the same terms as those set forth in such offer, excepting that Tenant shall be credited, against the purchase price to be paid by Tenant, with a sum equal to the amount of any brokerage commission, if any, which Landlord shall save by a sale to Tenant. If Landlord receives an offer for the purchase of the leased premises which is not consummated by delivering a deed to the offerer, the Tenant's right of first refusal shall remain applicable to subsequent offers. If Landlord sells the leased premises after failure of Tenant to exercise its right of first refusal, such sale shall be subject to this Lease.


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                  If the leased premises shall be conveyed to the Tenant under this right of first refusal, any prepaid rent shall be apportioned and applied on account of the purchase price."

         2. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Lease and Landlord hereby consents to such assignment.

         3. Assignee agrees to assume and be bound by the same responsibilities, rights, privileges, duties, terms and conditions of the Lease, as Assignor is presently bound to Landlord.

         4. Assignee shall cause to be executed a new guaranty agreement which shall be executed and signed by John D. Foster, a single person, and Todd A. Spence and Sally M. Spence, husband and wife. Said guaranty agreement shall be in substantially the same form as the guaranty agreement attached to the Lease and previously executed.

         5. Landlord releases Assignor from all rights, duties and obligations undertaken by Assignor in the Lease.

         6. Landlord, Assignor and Assignee agree that the security deposit hereinbefore deposited by Assignor shall remain in the possession of Landlord and that Assignor shall have no right or claim against Landlord for said security deposit; all of the Assignor's rights to the security deposit being assigned to Assignee.

         7. Landlord specifically releases Wayne R. Wheeler and Robin Wheeler, husband and wife, from the guarantee agreement executed by them and made part of the Lease.

         8. Except as specifically modified by this Agreement, all terms, covenants and conditions set forth in the Lease shall remain in full force and effect as between Assignee and Landlord and each shall be bound thereby.

         9. Assignee agrees to purchase earthquake insurance in the amounts equal to those of fire insurance and extended coverage as set out in the Lease.

         10. Any notice given hereunder will be sufficient if in writing and sent by prepaid registered or certified mail, return receipt requested or delivered in person. All notices which are mailed pursuant to this provision shall be deemed given when mailed. Notices which are delivered personally shall be deemed given when personally delivered. Notices hereunder shall be directed to the following addresses:

                  If to Landlord:

                                    Richard B. Griffin or
                                    Richard B. Griffin II
                                    P. O. Box 2207
                                    610 Towson Avenue
                                    Ft. Smith, Arkansas  72902



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                  If to Assignee:

                                    John Foster
                                    Todd A. Spence
                                    1308 West Katalla
                                    Springfield, Missouri  65807

                                        or

                                    John Foster
                                    Todd A. Spence
                                    HCR 60, Box 121
                                    Dixon, Missouri  65459

         Any party may change the address to which notices are to be given to their parties by written notice in accordance with the terms of this paragraph.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

(Seal)                                  LANDLORD:

ATTEST:                                 NOBLE HOUSE OF DIXON, INC.
                                        (formerly Dixon CareCentre, Inc.)

/s/ Richard B. Griffin                  By /s/ Richard B. Griffin
-----------------------------           -------------------------------
         Secretary                                     President

(Seal)

ATTEST:                                 ASSIGNOR:

                                        DIXON OAKS HEALTH CARE CENTRE, INC.

[/s/ Illegible]                          By  /s/ Wayne R. Wheeler
----------------------------            -------------------------------
         Secretary                           Wayne R. Wheeler, President


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